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                                                                      EXHIBIT 10

                            STOCK PURCHASE AGREEMENT
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         This Agreement, dated October 1, 2001, is between J. Stanley Fredrick
("Purchaser") and Charles E. Fioretti ("Seller").

         WHEREAS, Seller owns at least Three Million Five Hundred Thousand (3,500,000) shares (the "Shares") of Common Stock of Mannatech Incorporated, a Texas corporation (the "Company"). Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Shares on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the sum of $10.00, the foregoing covenants and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT
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         1. Purchase of the Shares. Upon and subject to the terms and conditions
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of this Agreement, Seller hereby agrees to sell, convey, transfer and deliver to
Purchaser, and Purchaser hereby agrees to purchase from Seller, the Shares, free and clear of all liens, security interests, pledges, claims, encumbrances, restrictions and rights of third parties whatsoever (each, an "Encumbrance"), for the purchase price of sixty-five cents ($0.65) per share for a total purchase price (the "Purchase Price") of Two Million Two Hundred Seventy-five Thousand and No/100 Dollars ($2,275,000.00).

         2. Closing. The closing of the sale and purchase of the Shares
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hereunder and all other matters contemplated by this Agreement (the "Closing")
shall occur no later than October 10, 2001, unless otherwise extended by the parties hereto (the "Closing Date"). At the Closing, Purchaser shall deliver to Seller the Purchase Price, by wire transfer or other acceptable method of payment ($2,275,000.00 consisting of $975,000.00 for 1,500,000 shares from
Schwab IRA Rollover Account and $1,300,000.00 for 2,000,000 shares from Schwab Regular Account), to the Salomon Smith Barney Account No.___________ , at least twenty-four (24) hours before the Closing against delivery by Seller of the stock by transfer of title to the stock from Seller's account at Salomon Smith Barney to Purchaser's account at Schwab, such transfer to be concluded upon confirmation by Schwab to Purchaser of the consummation of the transfer.

         3. Lock-Up Agreement. With respect to any additional shares of stock of
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the Company (other than the Shares) owned by Seller now or acquired or received by Seller in the future (collectively, the "Option Shares"), Seller agrees not to sell, transfer, convey, assign, pledge, hypothecate, mortgage or otherwise encumber or dispose of (each, a "Transfer"), any Option Shares to any person or entity (other than Purchaser), or otherwise take any action towards accomplishing any of the foregoing, for a period of twelve (12) months from the Closing Date. After the expiration of such time period, Seller shall be free to Transfer all or any part of

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the Option Shares; provided, that, Seller has complied with the terms of this
Agreement. Seller represents that as of the date hereof, Seller owns at least Six Hundred Ninety Thousand Eight Hundred Forty-eight (690,848) Option Shares.

     4.  Right of First Refusal. In the event that Seller proposes to Transfer
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all or any portion of the Option Shares to any person or entity (other than
Purchaser), he shall give written notice (the "Option Notice") to Purchaser in accordance with Section 9 hereof setting forth (i) the number of Option Shares to be transferred; (ii) the cash price or consideration per Share to be received by him in connection with the Transfer; and (iii) the terms upon which, and the name of the person or entity to whom, the Transfer is to be made. For a period of thirty (30) days after receipt of the Option Notice, Purchaser shall have the right to purchase all or any part of the Option Shares at the same price and subject to the same material terms and conditions as described in the Option Notice. Purchaser may exercise such purchase option and, thereby, purchase all or any part of the Option Shares by notifying Seller before the expiration of such thirty (30) day period of his desire to purchase the Option Shares. The closing date for payment of the Option Shares shall occur at a date and time mutually agreeable to the parties. If Purchaser has not exercised his right of first refusal as to the Option Shares within such thirty (30) day time period, then Seller shall be free to sell the Option Shares to such prospective purchaser on the same terms and conditions as outlined in the Option Notice; provided, that, if the Option Shares are not sold within one hundred twenty
(120) days of the date of the Option Notice, they shall once again be subject to the right of first refusal provided herein.

     5.  Grant of Irrevocable Proxy. Seller hereby constitutes and appoints
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Purchaser, with full power of substitution, as attorney and proxy of Seller, to vote, in Purchaser's sole discretion, as he may deem appropriate, any of the Option Shares of the Company, registered in the name of Seller at any shareholders meeting held, or at any adjournment or adjournments thereof, and any consents of shareholders in lieu of meeting. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. This proxy shall expire with respect to any Option Share on the earlier of (i) five (5) years or (ii) the date upon which Seller no longer owns such Option Share; provided, that, the sale of such Option Share was in full compliance with this Agreement. Immediately after the Closing, Seller agrees to cause a legend to be affixed to the stock certificate or certificates evidencing the Option Shares noting conspicuously the irrevocable proxy granted hereby.

     6.  Representations and Warranties of Seller. The Seller hereby represents
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and warrants to Purchaser that, as of the date of this Agreement and as of the
Closing Date, the following representations and warranties are (or will be by the Closing Date) true and correct:

         (a)   Authority Relative to This Agreement. This Agreement has been
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               duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable in accordance with its terms.

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          (b)  Title to Shares. Seller is the unconditional sole, legal,
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               beneficial, record and equitable owner of the Shares and the
               Option Shares, free and clear of any and all Encumbrances. On the Closing Date, Seller will convey to Purchaser valid title to the Shares, free and clear of any and all Encumbrances.

          (c)  Absence of Breach; No Consent. The execution, delivery, and
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               performance of this Agreement by Seller does not and will not:
               (i) contravene any order, writ, judgment, injunction, decree, determination or award of any court or other authority which affects or binds Seller, the Shares or the Option Shares, (ii) conflict with or result in a breach of or default under any indenture, loan or credit agreement or any other agreement or instrument to which Seller is a party or by which any of the Shares or Option Shares are bound, or (iii) require the authorization, consent, approval or license of any third party.

          (d)  Transferability. The Shares and the Option Shares are freely
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               transferable to Purchaser and are not subject to any rights of first refusal, options, stop transfer orders or other restrictions on transfer. Any sale of the Shares and the Option Shares by Purchaser after the Closing shall not be prohibited or restricted in any way. None of the stock certificates evidencing the Shares or the Option Shares contain any legend which prohibits or in any way restricts the Transfer of the Shares or the Option Shares.

     7.   Indemnification. Seller hereby agrees to indemnify, defend and hold
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harmless Purchaser and his assigns from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, court costs, and reasonable attorneys' fees and expenses to which Purchaser may become subject, due to or arising out of a breach of any representation, warranty or covenant set forth in this Agreement. All representations, warranties and covenants contained in this Agreement, and the indemnification contained herein, shall survive the Closing Date indefinitely.

     8.   Further Assurances. From time to time after the Closing, Seller, at
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the request of Purchaser, but without further consideration, shall execute and deliver such other and further instruments of sale, assignment, transfer and conveyance and take such other and further action as Purchaser may reasonably request in order to vest record and beneficial title to the Shares and Option Shares in Purchaser and put Purchaser in full possession of the Shares and Option Shares.

     9.   Notice. Any notice required or permitted to be delivered to any party
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hereunder under the provisions of this Agreement shall be deemed delivered, when addressed to the party at the following address or such other address as shall be specified by written notice delivered to the other party (whether actually received or not), when (i) deposited in a United States Postal

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Service depository, postage prepaid, registered or certified, return receipt requested, and addressed to the party at the following address, (ii) deposited with a nationally recognized overnight courier service, (iii) delivered personally to such other party, or (iv) transmitted to such other party by facsimile.

     10.  If to Purchaser:                    If to Seller:
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          J. Stanley Fredrick                 Charles E. Fioretti
                                              c/o Cathy Schifser
          ______________
          Irving, Texas 75062                 ______________
          940-759-2485 (facsimile)            Bonita Springs, Florida 34134
                                              __________________(facsimile)

     11.  Miscellaneous. This Agreement supersedes all other agreements, oral or
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written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto. Any amendment of this Agreement shall be valid only if in writing and signed by the parties hereto. This Agreement shall be governed by the internal laws (and not the conflicts of laws) of the State of Texas. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLER:                                    PURCHASER:
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_____________________________              _______________________________
Charles E. Fioretti                        J. Stanley Fredrick

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